EXHIBIT 24.1

THE GOODYEAR TIRE & RUBBER COMPANY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the “Company”), hereby constitute and appoint Evan M. Scocos, Daniel T. Young and Christina L. Zamarro, and any one or more of them, their true and lawful attorneys-in-fact and agents, to do any and all of the acts, and to execute any and all instruments, which said attorneys and agents or any one of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the registration, under the Securities Act of up to a maximum of 21,000,000 shares of its Common Stock, without par value, which may be offered for sale in connection with the exercise of stock options and stock appreciation rights granted under, or issued pursuant to restricted stock grants, performance grants or other stock-based grants made under, the 2022 PERFORMANCE PLAN of the Company and the resale of such shares by certain persons acquiring such shares; including, without limitation, the power and authority to sign the name of the undersigned directors indicated below, to a Registration Statement on Form S-8 to be filed with the SEC in respect of said shares of Common Stock, including any and all amendments thereto (collectively, the “Registration Statement”) and to any and all instruments filed as a part of or in connection with the Registration Statement; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 12th day of April, 2022.

/s/ James A. Firestone	/s/ Werner Geissler
James A. Firestone, Director	Werner Geissler, Director

/s/ Laurette T. Koellner	/s/ Richard J. Kramer
Laurette T. Koellner, Director	Richard J. Kramer, Director

/s/ Karla R. Lewis	/s/ Prashanth Mahendra-Rajah
Karla R. Lewis, Director	Prashanth Mahendra-Rajah, Director

/s/ John E. McGlade	/s/ Roderick A. Palmore
John E. McGlade, Director	Roderick A. Palmore, Director

/s/ Hera Siu	/s/ Michael R. Wessel
Hera Siu, Director	Michael R. Wessel, Director

/s/ Thomas L. Williams
Thomas L. Williams, Director